        AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER __, 1999
                                                    REGISTRATION NO. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                   ----------
                                    FORM S-8
                             REGISTRATION STATEMENT

                                      UNDER
                           THE SECURITIES ACT OF 1933
                                   ----------
                                 @POS.COM, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
                                   ----------

        DELAWARE                     3051 NORTH FIRST STREET                            33-0253408
                                       SAN JOSE, CA 95134
                             (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)
(STATE OF INCORPORATION)                                                   (I.R.S. EMPLOYER IDENTIFICATION NUMBER)

                                   ----------
                                 1996 STOCK PLAN
                  PENWARE, INC. 1992 EMPLOYEE STOCK OPTION PLAN
                            (FULL TITLE OF THE PLANS)

                                  AZIZ VALLIANI
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                 @POS.COM, INC.
                             3051 NORTH FIRST STREET
                               SAN JOSE, CA 95134
                                 (408) 468-5400
(NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                              OF AGENT FOR SERVICE)
                                   ----------
                                    Copy to:
                          ARTHUR F. SCHNEIDERMAN, ESQ.
                     WILSON SONSINI GOODRICH & ROSATI, P.C.
                               650 PAGE MILL ROAD
                               PALO ALTO, CA 94304
                                 (650) 493-9300

====================================================================================================================================
                                                   CALCULATION OF REGISTRATION FEE
====================================================================================================================================
                                                                                    PROPOSED             PROPOSED
                          TITLE OF                                                  MAXIMUM              MAXIMUM
                         SECURITIES                             AMOUNT              OFFERING            AGGREGATE        AMOUNT OF
                            TO BE                               TO BE                PRICE               OFFERING      REGISTRATION
                         REGISTERED                         REGISTERED(1)          PER SHARE              PRICE             FEE
------------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $0.001                             2,689,190 shares     $2.705/$2.625(2)     $   7,173,132     $2,044.30
  To be issued for options under the 1996 Stock Plan
  To be issued for options under the PenWare, Inc. 1992       10,701 shares     $0.0118              $   127           $0.04
         Employee Stock Option Plan
------------------------------------------------------------------------------------------------------------------------------------
         Totals:                                           2,699,891 shares                          $   7,173,259     $2,044.34

(1) For the sole purpose of calculating the registration fee, the number of shares to be registered under this Registration Statement has been broken down into two subtotals.

(2) Computed in part pursuant to Rule 457(h) under the Securities Act of 1933, as amended (the "Securities Act"), and in part pursuant to Rule 457(c) of the Securities Act. Such computation is based on (i) the weighted average exercise price of $2.705 per share covering outstanding options under the 1996 Stock Plan to purchase 1,425,099 shares and (ii) $2.625 per share (the average of the high and low price of the Common Stock as of the close of trading on October 7, 1999) for 1,264,091 shares.

                                 @POS.COM, INC.

                       REGISTRATION STATEMENT ON FORM S-8

                                     PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         There are hereby incorporated by reference into this Registration Statement the following documents and information heretofore filed by @pos.com, Inc. (the "Registrant") with the Securities and Exchange Commission (the "Commission"):

         (1) The Registrant's Annual Report on Form 10-KSB for the fiscal year ended June 30, 1999 filed on September 30, 1999 by the Registrant.

         (2) The description of Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A filed on December 23, 1993 pursuant to Section 12(g) of the Securities Exchange Act of 1934 (the "Exchange Act"), including any amendment or report filed for the purpose of updating such description.

         (3) The Registrant's Quarterly Report on Form 10-QSB for the quarter ended September 30, 1998, filed with the Commission on November 13, 1998, pursuant to the Exchange Act.

         (4) The Registrant's Quarterly Report on Form 10-QSB for the quarter ended December 31, 1998, filed with the Commission on February 16, 1999.

         (5) The Registrant's Quarterly Report on Form 10-QSB for the quarter ended March 31, 1999, filed with the Commission on May 17, 1999.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not Applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Registrant's certificate of incorporation limits the liability of directors to the extent permitted by Delaware law. Delaware law provides that directors of a corporation shall not be personally liable for monetary damages for breach of their fiduciary duties as directors, except for:

         o Any breach of the director's duty of loyalty to the Registrant or its stockholders

         o Acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law o Unlawful payments or dividends or unlawful stock repurchases or redemptions or other distributions o Any transaction from which the director derived an improper personal benefit.

         The Registrant's bylaws provide that the Registrant shall indemnify its officers and directors and may indemnify its employees and other agents to the fullest extent provided by Delaware law. The Registrant believes that indemnification under its bylaws covers at least negligence and gross negligence on the part of indemnified parties. The bylaws authorize the use of indemnification agreements.

         The Registrant's bylaws permit the Registrant to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in such capacity, regardless of whether the bylaws would permit indemnification. The Registrant has obtained officer and director liability insurance with respect to certain matters, including matters arising under the Securities Act.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

        Exhibit Number                                    Description
        --------------                                    -----------
              4.1(a)            1996 Stock Plan.
              4.2               PenWare Inc. 1992  Employee Stock Option Plan.
              5.1               Opinion of counsel as to legality of securities being registered.
             23.1               Consent of Arthur Andersen LLP, Independent Public Accountants.
             23.2               Consent of counsel (contained in Exhibit 5.1).
             24.1               Power of Attorney (see page II-4).

(a) Incorporated by reference to the Registrant's 10-QSB filed with the Commission on February 14, 1997.

ITEM 9.    UNDERTAKINGS.

           (a)    The Registrant hereby undertakes:

                    (1) To file, during any period which offers or sales are
                being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                    (2) That, for the purpose of determining any liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to law, the Registrant's Amended and Restated Certificate of Incorporation, Bylaws or indemnification agreements, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on this 30th day of September, 1999.

                                    @pos.com, Inc.


                                  By: /s/ AZIZ VALLIANI
                                     --------------------------------
                                      Aziz Valliani
                                      President and Chief Executive Officer


                                POWER OF ATTORNEY

      KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Aziz Valliani and David M. Licurse Sr., and each of them, as his attorney-in-fact, with full power of substitution in each, for him in any and all capacities to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or his substitutes, may do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act, this registration statement has been signed on September 30th, 1999 by the following persons in the capacities indicated.

SIGNATURE                                      TITLE
---------                                      -----
/s/ AZIZ VALLIANI                              President, Chief Executive Officer and Director (Principal
------------------------------------------     Executive Officer)
Aziz Valliani

s/  DAVID M. LICURSE SR.                       Chief Financial Officer and Vice President of Operations (Principal
------------------------------------------     Financial Officer and Principal Accounting Officer)
DAVID M. LICURSE SR.


/s/ VIVIAN M. STEPHENSON                       Director
------------------------------------------
Vivian M. Stephenson

/s/ WILLIAM POWAR                              Director
------------------------------------------
William Powar

/s/ KEVIN JOST                                 Director
------------------------------------------
Kevin Jost

                                INDEX TO EXHIBITS


           Exhibit
            Number                                                Description
           -------                                                -----------
              4.1(a)            1996 Stock Plan.
              4.2               PenWare, Inc. 1992 Employee Stock Option Plan.
              5.1               Opinion of counsel as to legality of securities being registered.
             23.1               Consent of Arthur Andersen LLP, Independent Public Accountants.
             23.2               Consent of counsel (contained in Exhibit 5.1).
             24.1               Power of Attorney (see page II-4).

(a) Incorporated by reference to the Registrant's Registration 10-QSB which was filed with the Commission on February 14, 1997.